BYLAWS OF
FIRST MERCHANTS CORPORATION

Following are the Bylaws of First Merchants Corporation (hereinafter referred to as the “Corporation”), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the “Act”), as most recently amended effective as of November 9, 2023:

ARTICLE I

Name, Principal Office and Seal

Section 1. Name and Principal Office. The name of the Corporation is First Merchants Corporation. The post office address of the principal office of the Corporation is 200 East Jackson Street, Muncie, Indiana47305.

Section 2. Seal. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words “First Merchants Corporation” and about the lower periphery thereof the word “Muncie, Indiana”. In the center of the seal shall appear the word “Seal”.

ARTICLE II

Fiscal Year

The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.

ARTICLE III

Capital Stock

Section 1. Number of Shares and Classes of Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue shall be as stated in the Articles of Incorporation.

Section 2. Consideration for No Par Value Shares. The shares of stock of the Corporation without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

Section 3. Consideration for Treasury Shares. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

Section 4. Payment for Shares. The consideration for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by the Act.

Section 5. Share Certificates. Shares of the Corporation’s stock may but need not be represented by a certificate. The rights and obligations of shareholders of the same class or series of shares are identical whether or not their shares are represented by certificates.

A book entry stock account shall be established in the name of each shareholder who is the beneficial owner of any shares of the Corporation’s stock that are not represented by a certificate, which stock account shall set forth the number of such shares credited to the shareholder. A shareholder may request that a stock certificate, representing all or part of the shares credited to his or her stock account, be issued and delivered to the shareholder at any time.

Any holder of capital stock of the Corporation shall be entitled to a stock certificate, signed by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, the par value of each share of stock or that such shares of stock are without par value, and that such shares are fully paid and nonassessable. If such shares are not fully paid, the certificate shall be legibly stamped to indicate the per cent which has been paid, and as further payments are made, the certificate shall be stamped accordingly. The certificate may bear the seal of the Corporation or its facsimile.

If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

Section 6. Facsimile Signatures. If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

Section 7. Transfer of Shares. The shares of capital stock of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by the holder’s duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer. Shares that are not represented by a certificate shall be transferable on the books of the Corporation upon receipt of written direction to do so from the registered holder or the holder’s duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer, in a form satisfactory to the Corporation, its transfer agent or registrar.

Section 8. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 10 of this Article III.

Section 9. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Shareholders shall be responsible for notifying the Corporation or transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, Directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

Section 10. Lost, Stolen or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

Section 11. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

Section 12. Options to Officers and Employees. The issuance, including the consideration, of rights or options to Directors, officers or employees of the Corporation, and not to the shareholders generally, to purchase from the Corporation shares of its capital stock shall be approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or shall be authorized by and consistent with a plan approved by such a vote of the shareholders.

ARTICLE IV

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

Section 2. Annual Meeting. The annual meeting of shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time as the Board of Directors may set by resolution, following the close of the fiscal year of the Corporation. A failure to hold the annual meeting at the designated time shall not affect the validity of any corporate action.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders holding of record not less than one-fourth (1/4) of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.

Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Act, or of the Articles of Incorporation, as now or hereafter amended, or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation, as now or hereafter amended, and by the Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders’ meeting, or who personally attends a shareholders’ meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken except as may be expressly required by law.

Section 5. Addresses of Shareholders. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the latest address of such shareholder appearing on the records maintained by the Corporation or its transfer agent for the class of stock held by such shareholder.

Section 6. Voting at Meetings.

(a) Quorum. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to one vote for each share of stock having voting power, registered in the shareholder’s name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting including the election of directors. At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed by the shareholder or a duly authorized attorney in fact, in writing, transmitted by electronic means, or by any other method allowed by law, and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

(c) Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation or by these Bylaws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Voting List. The Corporation or its transfer agent shall make, at least five (5) business days before each meeting of the shareholders, a complete list of the shareholders entitled by the Articles of Incorporation, as now or hereafter amended, to notice of the meeting, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be on file at the principal office of the Corporation and subject to inspection during regular business hours by any shareholder entitled to vote at the meeting, or by the shareholder’s agent or attorney authorized in writing. Such list shall be available continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

Section 8. Fixing of Record Date to Determine Shareholders Entitled to Vote. The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of the shareholders, for the purpose of determining the shareholders entitled to notice of and to vote at the meeting. In the absence of action by the Board of Directors fixing a record date as herein provided, the record date shall be the sixtieth (60th) day prior to the date of the meeting. A new record date must be fixed if a meeting of the shareholders is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 9. Nominations for Director. The Nominating and Governance Committee of the Board of Directors shall have the responsibility for nominating individuals to serve as members of the Board of Directors, including the slate of Directors to be elected each year at the annual meeting of shareholders. In so doing, the Committee shall maintain up-to-date criteria for selecting Directors and a process for identifying and evaluating prospective nominees. Shareholders may suggest Director candidates for consideration by the Committee, as a nominee of the Corporation, by submitting the suggestion in writing and delivering or mailing it to the Secretary of the Corporation at the Corporation’s principal office. Suggestions for nominees from shareholders must include: (a) the name, address and number of the Corporation’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. The Committee shall evaluate suggestions for nominees from shareholders in the same manner as other candidates.

No Director first elected after May 10, 2022 shall be nominated for a term that begins after their twelfth (12th) year of continuous service on the Board of Directors as an “independent” Director as described in any proxy statement.

Section 10. Advance Notice of Shareholder Nominations and Proposals.
1.Annual Meetings. At a meeting of shareholders, only such nominations of persons for election to the Board of Directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:
a.specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;
b.otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or
c.otherwise properly brought before an annual meeting by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in this Section 10, and who was a shareholder of record on the date such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (collectively, the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 10(a) in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or public disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to or mailed and received at the Corporation’s principal office: (x) not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of: (1) the ninetieth (90th) day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or a postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 10.

1.Shareholder Nominations. The number of nominees a shareholder may nominate for election at an annual meeting on its own behalf (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 10(a)(iii) or Section 10(d) of this Article IV, a Proposing Shareholder’s timely notice to the Secretary of the Corporation (in accordance with the time periods for delivery of timely notice as set forth in this Section 10) shall set forth or include:
a.the name, age, business address, and residence address of each nominee proposed in such notice;
b.the principal occupation or employment of each such nominee;
c.the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);
d.such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
e.a written questionnaire with respect to the background and qualification of such proposed nominee, fully completed and executed by such proposed nominee, in the form to be provided by the Secretary of the Corporation upon written request of any shareholder of record within ten (10) days of such request, and a written statement and agreement executed by each such nominee acknowledging that such person:
i.consents to being named in the proxy statement as a nominee and to serving as a director if elected;
ii.intends to serve as a director for the full term for which such person is standing for election; and
iii.makes the following representations: (1) that the director nominee has read and agrees, if elected, to comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership, and securities trading policies and guidelines, and any other corporate policies and guidelines applicable to directors (such policies to be provided by the Secretary of the Corporation at the written request of the shareholder); (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed to the Corporation; and

f.as to the Proposing Shareholder:
i.the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made;
ii.the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Shareholder’s notice;
iii.a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;
iv.a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation;
v.a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal;
vi.a representation whether the Proposing Shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee;
vii.the names and addresses of other shareholders (including beneficial and record owners) known by the Proposing Shareholder to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholders; and

viii.any other information relating to such Proposing Shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and the impact that such service would have on the ability of the Corporation to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Corporation or its directors.
1.Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s timely notice to the secretary of the Corporation (in accordance with the time periods for delivery of timely notice as set forth in this Section 10) shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:
a.a brief description of the business desired to be brought before the annual meeting;
b.the reasons for conducting such business at the annual meeting;
c.the text of any proposal or business;
d.any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;
e.any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
f.a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and
g.all of the other information required by Section 10(b)(vi) of this Article IV.
2.Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:
a.by or at the direction of the Board of Directors or any committee thereof; or
b.provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 10.

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 10(b) of this Article IV to the Secretary of the Corporation at its principal office not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of: (x) the ninetieth (90th) day prior to such special meeting; or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or a postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 10.
The number of nominees a shareholder may nominate for election at a special meeting on its own behalf (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.
1.Obligation to Provide Updates and Supplements. In addition to the other notice provisions of this Section 10, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including, but not limited to, the information required by Section 10(b)(vi)(B), Section 10(b)(vi)(C) and Section 10(b)(vi)(D)) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, and received by, the Secretary of the Corporation at the Corporation’s principal office not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 10(e) or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a shareholder who has previously submitted a shareholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.
2.Effect of Noncompliance.
a.Only such persons who are nominated in accordance with the procedures set forth in Sections 9 and 10 of this Article IV shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in Sections 2, 3 and 10 of this Article IV. The Chairman of the shareholder meeting shall have the power and duty to determine whether a shareholder nomination or any other business proposed by shareholders to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10. If any such nomination or other business was not made or proposed in compliance with this Section 10, then except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 10 does not comply with or provide the information required under this Section 10 to the Corporation, including the updated information required by Section 10(e) by the dates required thereby, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.
b.Without limiting the other provisions and requirements of Section 10 of this Article IV, unless otherwise required by law, if any shareholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
3.Rule 14a-8. This Section 10 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE V

Board of Directors

Section 1. Election, Number and Term of Office. The business and affairs of the Corporation shall be managed in accordance with the Act under the direction of a Board consisting of not less than nine (9) and not more than fifteen (15) Directors, who shall be elected by the holders of the shares of stock entitled by the Articles of Incorporation to elect Directors. The number of Directors shall be fixed or changed from time to time, within this minimum and maximum, by a two‑thirds (2/3) vote of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

The Directors shall be divided into three (3) classes as nearly equal in number as possible, all Directors to serve three (3) year terms except as provided in the third paragraph of this Section. One class shall be elected at each annual meeting of the shareholders, by the holders of the shares of stock entitled by the Articles of Incorporation to elect Directors.

No person shall serve as a Director subsequent to the annual meeting of shareholders following the end of the calendar year in which such person attains the age of seventy three (73) years. The term of a Director shall expire as of the annual meeting following which the Director is no longer eligible to serve under the provisions of this paragraph, even if fewer than three (3) years have elapsed since the commencement of the Director’s term.

Except in the case of earlier resignation, removal or death, all Directors shall hold office until their respective successors are chosen and qualified.

The Corporation elects not to be governed by IC §23-1-33-6(c).

The provisions of this Section of the Bylaws may not be changed or amended except by a two‑thirds (2/3) vote of the Board of Directors.

Section 2. Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board of Directors, until the next annual meeting of the shareholders, or at the discretion of the Board of Directors, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose.

Section 3. Annual Meeting of Directors. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held either within or without the State of Indiana, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Indiana, as may be fixed by the Directors. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the Directors.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by not less than a majority of the members of the Board of Directors. Notice of the time and place, either within or without the State of Indiana, of a special meeting shall be delivered personally, telephoned, faxed or sent by other electronic means to each Director at least twenty-four (24) hours, or mailed or delivered by express private delivery service, to each Director at the Director’s usual place of business or residence at least forty-eight (48) hours, prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting. Attendance by a Director in person at any special meeting shall constitute a waiver of notice.

Section 6. Quorum. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, by the Articles of Incorporation, or by these Bylaws. A Director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) the Director shall have affirmatively stated the Director’s dissent at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) the Director shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (a) or clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change this vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 7. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Removal. Any or all members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote on the election of Directors, except that if the Board of Directors, by an affirmative vote of at least two-thirds (2/3) of the entire Board of Directors, recommends removal of a Director to the shareholders, such removal may be effected by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock then entitled to vote on the election of Directors at a meeting of shareholders called expressly for that purpose.

The provisions in this Section of the Bylaws may not be changed or amended except by a two-thirds (2/3) vote of the Board of Directors.

Section 9. Dividends. The Board of Directors shall have power, subject to any restrictions contained in the Act or in the Articles of Incorporation and out of funds legally available therefor, to declare and pay dividends upon the outstanding capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors may determine, and the Board of Directors may in their absolute discretion modify or abolish any such reserve in the manner in which it was created.

Section 10. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits. The Board of Directors may fix a record date with respect to any dividend, including a share dividend, or other distribution to the shareholders of the Corporation, or for a determination of shareholders for any other purpose, as a time for the determination of the shareholders entitled to receive any such dividend, distribution or rights; and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

Section 11. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the Directors or officers of this Corporation and the other corporation are identical or that some or all of the Directors or officers, or both, are also directors or officers of such other corporation.

Any contract or other transaction between the Corporation and one or more of its Directors or members or employees, or between the Corporation and any firm of which one or more of its Directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 12. Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an Executive Committee and/or one or more other committees.

During the intervals between meetings of the Board of Directors, any Executive Committee so appointed, unless expressly provided otherwise by law or these Bylaws, shall have and may exercise all the authority of the Board of Directors, including, but not limited to, the authority to issue and sell or approve any contract to issue or sell, securities or shares of the Corporation or designate the terms of a series or class of securities or shares of the Corporation. The terms which may be affixed by the Executive Committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Such Committee may have full power to adopt a final resolution which sets forth these terms and to authorize a statement of such terms to be filed with the Secretary of State. However, such Executive Committee shall not have the authority to declare dividends or distributions, amend the Articles of Incorporation or the Bylaws, approve a plan of merger or consolidation, even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof.

The Board of Directors may, in its discretion, constitute and appoint other committees to assist in the management and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include, but are not limited to, a Nominating and Governance Committee, an Audit Committee, a Compensation and Human Resources Committee, and a Risk and Credit Policy Committee.

No member of any committee appointed by the Board of Directors shall continue to be a member thereof after he or she ceases to be a Director of the Corporation. The calling and holding of meetings of any committee and its method of procedure shall be determined by the Board of Directors or by the committee itself, except as otherwise provided in these Bylaws. To the extent permitted by law, a member of the Board of Directors serving on any such committee shall not be liable for any action taken by such committee if the Director has acted in good faith and in a manner the Director reasonably believed to be in the best interests of the Corporation. A member of a committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by which all members participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

ARTICLE VI

Officers

Section 1. Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one (1) or more Vice Presidents (which may include one (1) or more Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents and/or other Vice Presidents), a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these Bylaws. The Board of Directors may, from time to time, designate a chief operating officer and a chief financial officer from among the principal officers of the Corporation. Any two (2) or more offices may be held by the same person. No person shall be eligible for the office of Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer or President who is not a Director of the Corporation.

Section 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until the officer’s successor shall have been duly chosen and qualified, or until the officer’s death, or until the officer shall resign, or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority of the actual number of Directors elected and qualified from time to time.

Section 4. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each to hold office for such period, to have such authority, and to perform such duties as the Chief Executive Officer or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove, either with or without cause, any such subordinate officers, agents or employees.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as, from time to time, may be assigned by the Board of Directors.

Section 8. Vice Chairman of the Board. The Vice Chairman of the Board shall act in the absence of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties and have such other powers as, from time to time, may be assigned by the Board of Directors.

Section 9. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have overall responsibility for the affairs of the Corporation, including responsibility for developing and attaining major corporate goals and implementing policies approved by the Board. In general, the Chief Executive Officer shall perform the duties and exercise the powers incident to the office of Chief Executive Officer and all such other duties and powers as, from time to time, may be assigned by the Board of Directors. In the absence or disability of the Chairman of the Board and Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors at which the Chief Executive Officer is in attendance.

Section 10. President. The President shall perform the duties and exercise the powers incident to the office of President and all such other duties and powers as, from time to time, may be assigned by the Board of Directors or the Chief Executive Officer. Subject to the control and direction of the Board of Directors and the Chief Executive Officer, the President may enter into, execute and deliver any agreement, instrument or document in the name and on behalf of the Corporation.

Section 11. Vice Presidents. The Corporation shall have such Vice Presidents as the Board of Directors shall determine, which may include one (1) or more Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents and/or other Vice Presidents. The Board of Directors shall designate one of the Vice Presidents (an Executive Vice President, if one has been appointed) to perform the duties and exercise the powers of the President in the absence or disability of the President. The Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer, the President, or the Board of Directors may from time to time assign.

Section 12. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. The Treasurer shall upon request exhibit at all reasonable times the Treasurer’s books of account and records to any of the Directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President, or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of the Treasurer’s duties as the Board of Directors may require. All acts affecting the Treasurer’s duties and responsibilities shall be subject to the review and approval of the Corporation’s chief financial officer.

Section 13. Secretary. The Secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these Bylaws and by the Act; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to the Secretary by the Chief Executive Officer, the President, or the Board of Directors.

Section 14. Voting Corporation’s Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and the Secretary, and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act, and to vote all stock or other securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person or by proxy, as a shareholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation or association. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VII

Indemnification

Section 1. Indemnification of Directors, Officers, Employees and Agents. Every person who is or was a Director, officer, employee or agent of this Corporation or of any other corporation for which such person is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that such person may incur in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what such person reasonably believed to be in or not opposed to the best interest of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which such person had no reasonable cause to believe that his or her conduct was unlawful. As used herein, “claim, action, suit or proceeding” shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a Director, officer, employee or agent of this Corporation may become involved, as a party or otherwise,

(i) by reason of such person’s being or having been a Director, officer, employee, or agent of this Corporation or such other corporation or arising out of his or her status as such or

(ii) by reason of any past or future action taken or not taken by such person in any such capacity, whether or not such person continues to be such at the time such liability or expense is incurred.

The terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a Director, officer, employee, or agent, but shall not in any event include any liability or expenses on account of profits realized by such person in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a Director, officer, employee, or agent did not meet the standards of conduct set forth in this paragraph.

Any such Director, officer, employee, or agent who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if

(i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the Director, officer, employee, or agent has met the standards of conduct set forth in the preceding paragraph; or

(ii) independent legal counsel shall deliver to the Corporation their written opinion that such Director, officer, employee, or agent has met such standards of conduct.

If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such Director, officer, employee, or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that such person is not entitled to indemnification hereunder.

The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against such person and incurred by such person in any capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section or otherwise.

ARTICLE VIII

Amendments

Except as expressly provided herein or in the Articles of Incorporation, the Board of Directors may make, alter, amend or repeal these Bylaws by an affirmative vote of a majority of the actual number of Directors elected and qualified.